EXHIBIT 23.1(b)

                       Consent of Deloitte & Touche LLP


                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and
Shareholders of Chartwell Leisure Inc.

We consent to the incorporation by reference in this Registration Statement of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Form S-8 of our report dated April 19, 1996 appearing in the Report on Form 8-K/A of Chartwell Leisure Inc. on the financial statements of Travelodge/Thriftlodge for the period from February 1, 1995 to January 23, 1996.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Parsippany, New Jersey



October 31, 1996


421085.1